EXHIBIT NO. 10.2

                         FACILITIES FEE REFUND AGREEMENT

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             NOTE: THIS AGREEMENT WAS TERMINATED ON OCTOBER 1, 1995.

                                                                  21 June, 1985

                         FACILITIES FEE REFUND AGREEMENT
                                   8 May, 1984

Parties: UCI Medical Affiliates, Inc. (UCI), UCI Medical Affiliates of South Carolina, Inc. (UCISC) and Doctor's Care, P.A. (PA).

Fee Refund: UCISC shall refund to PA 25% of the annual pre-tax profits arising directly out of the operations of the Northeast (NE) and Columbia East (CE) Clinics from the fee paid to UCISC under the Facilities Agreement dated 8 May, 1984. In addition, PA shall receive a refund of 35% of the annual pre-tax profits after a reduction of $82,000 for NE and $88,000 for CE. With respect to NE, the additional 35% of pre-tax profit above $82,000 will not be effective until five years after the merger of NE with UCISC.

UCISC shall also refund, from the fee paid to it under the Facilities Agreement, 35% of the annual pre-tax profits arising directly out of the operations of Clinics other than NE and CE after a reduction of $180,000 for the Seven Oaks Clinic (SO) and a 20% return on investment for any new Clinic (including the cost of all assets acquired and working capital advanced until the Clinic can fund its own operations).

These calculations shall be made annually within 120 days after the close of UCISC's fiscal year, and shall be based on financial statements prepared by UCISC's regularly employed CPA.

Payment of any facilities fee refund shall be made by UCISC within 30 days following the annual determination of pre-tax profits of the respective Clinics. For any period less than 12 months, the formula for determining annual pre-tax profits and reductions before which PA becomes eligible for the additional 35% refund, shall be prorated.

Amendment of 24 September, 1984: The refund amounts shall be paid to PA based on the pre-tax profits of the respective Clinics regardless of the fee paid over to UCISC under the Facilities Agreement. Billings generated by a particular clinic will be used to the extent necessary to pay wages, salaries and other compensation to Professionals and other medically related personnel employed at existing clinics and clinics opened after the execution of this Agreement.

Term: The rights of PA under the Agreement shall continue for the duration of the Facilities Agreement (five years from Closing Date of Assets Purchase Agreement).

     Notices: All notices, requests, demands and other communications shall be in writing to be deemed duly given.

     Assignment: The rights of PA under the Agreement are not assignable in whole or in part without the reasonable written consent of UCISC.

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